Exhibit 99.1

Kayne Anderson Energy Development Company Announces Results for the Quarter Ended February 28, 2010

HOUSTON--(BUSINESS WIRE)--April 6, 2010--(NYSE:KED) Kayne Anderson Energy Development Company (the “Company”) today announced its financial results for the quarter ended February 28, 2010.

HIGHLIGHTS

  The Company announced a quarterly distribution of $0.30 per share
  Net asset value: $17.03 per share
  Net investment loss: $0.2 million
  Net realized gains: $3.2 million
  Net unrealized gains: $4.7 million

RESULTS OF OPERATIONS – QUARTER ENDED FEBRUARY 28, 2010

Investment income totaled $1.4 million and consisted primarily of dividends from the Company’s MLP investments and interest income on its debt investments. The Company received $2.5 million of cash dividends and distributions, of which $2.1 million was treated as a return of capital during the period.

The amount of investment income received by the Company during its fiscal first quarter is lower than previous quarters because the Company did not receive a cash distribution from its common and preferred investments in Direct Fuels Partners, L.P. (“Direct Fuels”). In lieu of a cash distribution on its common and preferred units, Direct Fuels is paying a distribution to such unitholders in additional preferred units. The preferred units being issued are a new series, senior to the existing preferred units. The $1.2 million preferred unit distribution accrued by the Company during the quarter is not included in investment income, but is included in the net change in unrealized gains.

Operating expenses totaled $1.7 million, including $0.9 million of base investment management fees; $0.4 million for interest expense and $0.4 million for other operating expenses. Base investment management fees were equal to an annual rate of 1.75% of average total assets (excluding deferred tax assets).

The Company’s net investment loss totaled $0.2 million and included a deferred income tax benefit of $0.1 million.

The Company had net realized gains from its investments of $3.2 million, net of $1.9 million of deferred tax expense. During the quarter, the Company monetized several of its investments in publicly traded MLPs in an effort to generate realized gains. The Company engaged in this strategy in an effort to reduce its capital loss carryforwards with such realized gains.

The Company had a net change in unrealized gains of $4.7 million. This net change in unrealized gains consisted of $7.4 million of unrealized gains from investments that were partially offset by a deferred tax expense of $2.7 million. The majority of these gains are attributable to the Company’s publicly traded MLPs, its investment in debt securities and the Direct Fuels’ preferred unit distribution.

The Company had an increase in net assets resulting from operations of $7.7 million. This increase is composed of the net unrealized gains of $4.7 million; net realized gains of $3.2 million and a net investment loss of $0.2 million.

PORTFOLIO AND INVESTMENT ACTIVITY

As of February 28, 2010, the Company had long-term investments of $210.8 million. The Company’s long-term investments consisted of 46 portfolio companies, which were comprised of approximately 45% in private MLPs, 34% in public MLPs and 21% in energy debt securities.

NET ASSET VALUE

As of February 28, 2010, the Company’s net asset value was $173.6 million or $17.03 per share. This represents an increase of $0.45 per share or 2.7% compared to $168.5 million or $16.58 per share on November 30, 2009. As of February 28, 2010, the total cost basis of the Company's investments exceeds the fair value reflected on the Statement of Assets and Liabilities. This difference, combined with capital and net operating losses, results in a deferred tax asset of $15.7 million, or approximately $1.54 per share.

LIQUIDITY AND CAPITAL RESOURCES

As of February 28, 2010, the Company had approximately $11.3 million invested in short-term repurchase agreements. The repurchase agreements are collateralized by U.S. Treasury bonds.

As previously disclosed on March 30, 2010, the Company refinanced its existing senior secured revolving credit facility (the “Existing Credit Facility”) with a new senior secured revolving credit facility (the “New Credit Facility”). The New Credit Facility has availability of $70 million and a three year commitment maturing on March 30, 2013.

The maximum amount that the Company can borrow under its New Credit Facility is limited to the lesser of $70 million and its borrowing base. The Company’s borrowing base is generally calculated by multiplying the fair value of each of its investments by an advance rate for such type of investment. The advance rates in the New Credit Facility are substantially the same as the Existing Credit Facility with the exception of a lower advance rate on the Company’s private MLPs. The Company does not anticipate that the changes to its New Credit Facility will have a material impact on its distributable cash flow or investment strategy.

As of February 28, 2010, the Company had $61 million borrowed under its Existing Credit Facility (at an interest rate of 1.48%) which represented 71.2% of its borrowing base of $85.7 million. As of April 5, 2010, the Company had $55 million borrowed under its New Credit Facility (at an interest rate of 2.25%) which represented 72.8% of the borrowing base of $75.6 million.

DISTRIBUTION

On April 1, 2010, the Company announced a distribution of $0.30 per share for the quarter ended February 28, 2010.

GUIDANCE FOR FISCAL 2010

Based on the Company’s portfolio of investments and average yields on those investments as of February 28, 2010, the Company estimates dividends, distributions, and interest income will be approximately $4.8 million per quarter. Such estimate does not reflect any changes in cash distributions made by MLPs or changes in interest rates based on the movement in LIBOR rates since February 28, 2010. Such estimate includes the $1.2 million preferred unit distribution from Direct Fuels.

Portfolio Category	Amount Invested ($ in millions)		Average Annual Yield(1)(2)
Private MLPs	$93.	9	10.7%
Public MLPs and MLP Affiliates	$72.	3	7.2%
Fixed Income(3)	$40.	5	10.1%
Repurchase Agreements(4)	$8.	2	0.02%

(1)	Average yields include return of capital distributions. Return of capital distributions are reported as a reduction to gross dividends and distributions to arrive at net investment income reported under generally accepted accounting principles.
(2)	Average yields for Public MLPs and MLP Affiliates are based on the most recently declared distributions as of February 28, 2010. Amount invested and average yields for Private MLPs are based on February 28, 2010 valuations and distribution rates.
(3)	The amount invested and average yield excludes the Company’s ProPetro investment (the Company does not anticipate receiving cash interest payments on this investment). The average yield includes amortization of the purchase price discount.
(4)	Includes repurchase agreements at February 28, 2010 less Q1 2010 distribution of $3.1 million (to be paid on April 29, 2010).

Base Management Fees and Other Operating Expenses - Base management fees are estimated to be approximately $0.9 million per quarter. Other operating expenses are estimated to be approximately $0.45 million per quarter.

Interest Expense - Based on $61.0 million borrowed under the Company’s senior secured revolving credit facility as of February 28, 2010, interest expense is estimated to be approximately $0.35 million per quarter assuming a LIBOR rate of 0.25% and a spread of 2.00%.

The Company does not provide guidance on realized gains or incentive management fees.

Based on the foregoing assumptions, the Company is expected to generate distributable cash flow per share of $0.31 per quarter.

CONFERENCE CALL

The Company will host a conference call at 8:15 a.m. Central time, on Wednesday, April 7, 2010 to discuss its results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 563-8315 approximately 5-10 minutes prior to the call. International callers should dial (706) 679-4383. All callers should reference "Conference ID # 65629539." For the convenience of the Company’s stockholders, an archived replay of the call will be available on the Company’s website (http://www.kaynefunds.com/webcasts.htm).

AVAILABLE INFORMATION

The Company’s filings with the Securities and Exchange Commission, press releases and other financial information are available on the Company’s website at www.kaynefunds.com.

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY STATEMENT OF ASSETS AND LIABILITIES (amounts in 000’s, except share and per share amounts)

	February 28, 2010 (Unaudited)	November 30, 2009
ASSETS
Investments, at fair value:
Non-affiliated (Cost — $176,025 and $172,244)	$148,969	$136,857
Affiliated (Cost — $72,245 and $73,025)	61,833	63,502
Repurchase agreements (Cost — $11,320 and $4,710)	11,320	4,710
Total investments (Cost — $259,590 and $249,979)	222,122	205,069
Deferred income tax asset	15,698	20,135
Receivable for securities sold	3,515	14
Interest, dividends and distributions receivable, net	536	410
Debt issuance costs, prepaid expenses and other assets	223	392
Total Assets	242,094	226,020
LIABILITIES
Senior secured revolving credit facility	61,000	56,000
Payable for securities purchased	5,957	17
Investment management fee payable	913	858
Accrued directors’ fees and expenses	77	74
Accrued expenses and other liabilities	559	532
Total Liabilities	68,506	57,481
NET ASSETS	$173,588	$168,539
NET ASSETS CONSIST OF
Common stock, $0.001 par value (200,000,000 shares authorized at February 28, 2010 and November 30, 2009; 10,190,383 and 10,163,978 shares issued and outstanding at February 28, 2010 and November 30, 2009, respectively)	$10	$10
Paid-in capital	200,906	203,576
Accumulated net investment loss, net of income taxes, less distributions	(3,082)	(2,869)
Accumulated net realized losses on investments, net of income taxes	(48)	(3,272)
Net unrealized losses on investments, net of income taxes	(24,198)	(28,906)
NET ASSETS	$173,588	$168,539
NET ASSET VALUE PER SHARE	$17.03	$16.58

KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY STATEMENT OF OPERATIONS (amounts in 000’s) (UNAUDITED)

	Three Months Ended
	February 28, 2010	February 28, 2009
INVESTMENT INCOME
Income
Dividends and Distributions:
Non-affiliated investments	$1,748	$2,678
Affiliated investments	791	1,949
Total dividends and distributions	2,539	4,627
Return of capital	(2,063)	(4,124)
Net dividends and distributions	476	503
Interest and other income	940	730
Total investment income	1,416	1,233
Expenses
Base investment management fees	913	777
Professional fees	162	224
Directors’ fees and expenses	75	75
Administration fees	35	53
Insurance	37	37
Custodian fees	16	15
Other expenses	134	205
Total Expenses — Before Interest Expense	1,372	1,386
Interest expense	379	384
Total Expenses	1,751	1,770
Net Investment Loss — Before Income Taxes	(335)	(537)
Deferred income tax benefit	122	192
Net Investment Loss	(213)	(345)
REALIZED AND UNREALIZED GAINS (LOSSES)
Net Realized Gains (Losses)
Investments	5,046	(2,547)
Foreign currency transactions	31	(6)
Options	—	—
Deferred income tax benefit (expense)	(1,853)	912
Net Realized Gains (Losses)	3,224	(1,641)
Net Change in Unrealized Gains (Losses)
Investments	7,441	(5,222)
Foreign currency translations	(27)	2
Options	—	17
Deferred income tax benefit (expense)	(2,706)	1,860
Net Change in Unrealized Gains (Losses)	4,708	(3,343)
Net Realized and Unrealized Gains (Losses)	7,932	(4,984)
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$7,719	$(5,329)

The Company is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment objective is to generate both current income and capital appreciation primarily through equity and debt investments. The Company will seek to achieve this objective by investing at least 80% of its net assets together with the proceeds of any borrowings (its "total assets") in securities of companies that derive the majority of their revenue from activities in the energy industry, including: (a) Midstream Energy Companies, which are businesses that operate assets used to gather, transport, process, treat, terminal and store natural gas, natural gas liquids, propane, crude oil or refined petroleum products; (b) Upstream Energy Companies, which are businesses engaged in the exploration, extraction and production of natural resources, including natural gas, natural gas liquids and crude oil, from onshore and offshore geological reservoirs; and (c) Other Energy Companies, which are businesses engaged in owning, leasing, managing, producing, processing and sale of coal and coal reserves; the marine transportation of crude oil, refined petroleum products, liquefied natural gas, as well as other energy-related natural resources using tank vessels and bulk carriers; and refining, marketing and distributing refined energy products, such as motor gasoline and propane to retail customers and industrial end-users.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Company's historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions; regulatory and legal changes; energy industry risk; commodity pricing risk; leverage risk; valuation risk; non-diversification risk; interest rate risk; tax risk; and other risks discussed in the Company's filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Company's investment objectives will be attained.

CONTACT:
KA Fund Advisors, LLC
Monique Vo, 877-657-3863
http://www.kaynefunds.com/